Exhibit 99

                               THE STRIDE RITE CORPORATION
                              STATEMENT ON IMPORTANT FACTORS
                        REGARDING FORWARD-LOOKING INFORMATION

         These  cautionary  statements are being made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 with the intention of obtaining the benefits of the "safe harbor" provisions of such Act. The Company cautions investors that any forward-looking statements presented in this report and presented elsewhere by management from time to time are based on management's beliefs and assumptions made by, and information currently available to, management. When used, the words "anticipate," "estimate," "project," "should," "expect" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by various trends and factors that are beyond the Company's control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Accordingly, past results and trends should not be used by investors to anticipate future results or trends. Some of the key factors that may have a direct bearing on the Company's results are as follows:

         The footwear industry specifically, and the fashion industry generally, are subject to rapid and substantial shifts and competitors are numerous. Many of the Company's competitors have substantially greater financial resources and production, marketing and development capabilities and experience than the Company. The Company's operating results may be affected by the actions of existing or future competitors, including actions relating to product development, pricing, innovation and sourcing strategies. In addition, the footwear industry in the United States experiences substantial foreign competition, which is expected to continue.

         The fashion industry and retail industry are also subject to sudden changes in consumer trends and consumer spending, on which the Company's results are, in part, dependent. The Company's results are subject to numerous conditions which affect the buying patterns of the Company's customers and of consumers, to


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                           THE STRIDE RITE CORPORATION
                          STATEMENT ON IMPORTANT FACTORS
                  REGARDING FORWARD-LOOKING INFORMATION (Cont'd)

changes in customer and consumer plans, of which the Company is not always apprised, and to variable consumer awareness of the Company's brands.

         The Company purchases a significant portion of its product line and raw materials overseas and expects this trend to continue. By virtue of its international activities, the Company is subject to the usual risks of doing business abroad, such as the risks of expropriation, acts of war, political disturbances, political instability and similar events, including trade sanctions, loss of most favored nation trading status, export duties, import controls, quotas and other trading restrictions. Management believes that over a period of time, it could arrange adequate alternative sources of supply for the products obtained from its present foreign suppliers. However, disruption of such sources of supply could, particularly on a short-term basis, have a material adverse impact on the Company's operations. Further, variations in the production and pricing levels of important raw material, including leathers, affect the Company's ability to compete.

         The Company believes that its patents and trademarks are important to its business and are generally sufficient to permit the Company to carry on its business as presently conducted. No assurance can be given, however, that the Company's intellectual property applications will issue as patents or trademarks or that future patents and trademarks that may be issued will provide the Company with adequate protection for the covered products. Further, variations of different countries in the protection of intellectual property rights affects the Company in the countries in which it sources and distributes product. Additionally, there can be no assurance that the Company's activities will not infringe on the proprietary rights of others. In the event the Company is compelled to obtain or defend intellectual property or to defend intellectual property claims made by others, the expenditure of substantial resources may be necessary.